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                                                                   Exhibit 10.39



$75,000.000                                                    August 7, 1998


                            SECURED PROMISSORY NOTE

          FOR VALUE RECEIVED, the undersigned (the "Obligor"), promises to pay to the order of Big V Holding Corp., a Delaware corporation, with its principal executive offices located at 75 State Street, Boston, Massachusetts 02109 (the "Company"), the principal sum of SEVENTY FIVE THOUSAND DOLLARS ($75,000.000) (the Principal Amount"), together with any amounts which are deemed to be converted to principal in accordance with the terms hereof ("Converted Amounts", and collectively with the Principal Amount, sometimes referred to herein as the "Aggregate Principal Amount") in lawful money of the United States of America, together with all accrued but unpaid interest, on December 31, 2005 (the "Maturity Date"), subject to mandatory prepayment and/or acceleration as set forth herein.

          Interest shall accrue on the Principal Amount outstanding from time to time, and to the extent permitted by applicable law, on the Converted Amounts outstanding from time to time, at a fluctuating rate per annum (the "Stated Rate") at all times equal to the rate at which the loans outstanding under the Company's senior credit facility bear interest, changes in the Stated Rate to take effect simultaneously with changes in the rate under the senior credit facility, computed on the basis of a 365- or 366-day year, as the case may be, from and after the date of this Note and continuing until the date of payment of the Aggregate Principal Amount in full. Interest shall be payable hereunder annually on each Interest Payment Date (as defined below), in an amount equal to the aggregate federal, state and local income tax liability incurred by the Company as a result of all interest accrued hereunder for the preceding fiscal year of the Company, as conclusively determined by the Company, and as set forth in the Interest Notice (as defined below). All interest accrued hereunder and not required to be paid on the next succeeding Interest Payment Date in accordance with the terms hereof shall be deemed for all purposes hereunder converted to principal hereunder and shall be deemed to be a Converted Amount and shall be due and payable on the Maturity Date, subject to mandatory prepayment and/or acceleration as set forth below.

          If the date set for payment of principal or interest hereunder is a Saturday, Sunday or legal holiday, then such payment shall be made on the next succeeding business day.

          The terms below shall have the following definitions:

          (a) "Interest Notice" as used herein shall mean a written notice sent by the Company to the Obligor specifying the aggregate amount of federal, state and local
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income tax liability incurred by the Company as a result of all interest accrued hereunder for the preceding fiscal year of the Company.

          (b) "Interest Payment Date" as used herein shall mean a date ten days after the Obligor receives the Interest Notice. For purposes hereof, the Obligor shall conclusively be deemed to have received the Interest Notice (i) three days after the Company sends such notice by certified or registered mail or the day after the Company sends such notice by certified or registered mail or the day after the Company sends such notice by a nationally recognized overnight courier, to the address of the Obligor set forth below the Obligor's signature hereon or such other address that the Obligor specifies in writing to the Company at its address set forth above, or (ii) the day the Company delivers such notice by hand.

          (c) "Obligations" as used herein shall mean the Aggregate Principal Amount outstanding from time to time, all accrued but unpaid interest hereunder and all other amounts hereunder, whether principal, interest, fees or otherwise.

          Payment of the principal of and interest on this Note is secured pursuant to the terms of a Stock Pledge Agreement dated as of December 14, 1996, between the Obligor and the Company (the "Pledge Agreement"), reference to which is made for a description of the collateral provided thereby and the rights of the Company and the holder of this Note in respect of such collateral.

          This Note is subject to the following further terms and conditions:

     1.   Payment and Prepayment.
          -----------------------

          (a) All payments and prepayments of principal of and interest on this Note shall be made to the Company or its order, or to the legal holder of this Note or such holder's order, in lawful money of the United States of America at the principal offices of the Company (or at such other place as the holder hereof shall notify the Obligor in writing) upon final payment of principal of and interest on this Note it shall be surrendered for cancellation.
Concurrently with any prepayment of any portion of the Aggregate Principal Amount of this Note pursuant to this Section 1, the Company (or other holder of this Note) shall make a notation of such payment hereon. Any partial prepayment shall be applied first to accrued and unpaid interest hereof and then to the unpaid Aggregate Principal Amount.

          (b) Voluntary Prepayment.  The Obligor may, at its option, prepay this
              --------------------
Note in whole or in part at any time or from time to time without penalty or premium. Any prepayments of any portion of the Aggregate Principal Amount of this Note shall be accompanied by payment of all interest accrued but unpaid hereunder.

          (c)  Mandatory Prepayment.
               --------- ----------
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          (i) If at any time, or from time to time, after the date hereof and following the occurrence and during the continuance of an Event of Default (as that term is defined below) the Obligor or any of the Obligor's Permitted Transferees (as that term is defined in a an Amended and Restated Shareholders' Agreement dated as of December 17, 1993 among the Company and its shareholders (the "Shareholders,' Agreement")) shall receive or shall otherwise become entitled to receive from the Company (or other holder of this Note) any cash payments, cash dividends or other cash distributions in respect of the Company's Common Stock, then and in each case the Obligor and any of the Obligor's Permitted Transferees shall, upon the receipt thereof, return to the Company (or other holder of this Note) such payments, dividends and distributions, and the Company (or other holder of this Note) shall apply such amount to the prepayment of the Obligations in the manner set forth in Section 1(b), and the Company (or other holder of this Note) shall not be obligated to make any such payment, cash dividend or other cash distribution not theretofore made to which the Obligor and any of the Obligor's Permitted Transferees are otherwise entitled in respect of their Common Stock and may, instead, in lieu thereof, set off the amount of such cash payment, cash dividend or other cash distribution against the Obligations.

          (ii) If at any time, the Obligor receives any proceeds from the sale by the Obligor or any of the Obligor's Permitted Transferees of any Common Stock to anyone, the Net Proceeds (as defined in the Stock Pledge Agreement dated as of the date hereof between the Obligor and the Company) from such sale of Common Stock shall be applied to the prepayment of this Note in the manner provided in the Stock Pledge Agreement.

          (iii) In addition to the provisions of subsections (c)(i) and (c)(ii) above:

          (A) If the Obligor voluntarily terminates his employment with the Company, of if the Company terminates the employment of the Obligor for Cause (as such term is defined in the Employment and Non-Competition Agreement dated May 1, 1996 by and between the Company and the Obligor, the "Employment Agreement"), then the Obligor shall, without the necessity of any notice or demand by the Company of any kind, immediately make a mandatory prepayment hereunder in an amount equal to the then outstanding Obligations.

          (B) If the Obligor dies, suffers a disability in accordance with
Section 3.02 of the Employment Agreement or if the Company terminates his employment without Cause (as such term is defined in the Employment Agreement) (each an "Involuntary Termination"), then the Obligor shall, without the necessity of any notice or demand by the Company of any kind, immediately make a mandatory prepayment hereunder in an amount equal to the then outstanding Obligations; provided, however, that if upon such Involuntary Termination (I) either the Company exercises its Call Option (as defined in the Shareholders' Agreement) or the Obligor exercises his Put Option (as defined in the Shareholders' Agreement), and the proceeds
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of the exercise of such Call Option or Put option, as the case may be, after first being applied to all of the then outstanding Obligations other than Converted Amounts, is not sufficient to pay all Converted Amounts, or (II) neither the Company exercises its Call Option nor the Obligor exercises his Put Option, then, in the case of subclause (B)(I), such unpaid Converted Amounts, and in the case of subclause (B)(II), all outstanding Converted Amounts, shall not be immediately due and payable but shall be due and payable in equal monthly installments ("Converted Amount Installments") payable on the first day of each month from the date of the Involuntary Termination until the Maturity Date; provided further, however, that the Obligor's obligation to pay Converted Amount Installments shall cease at such time as the Company has no further obligation to pay any amounts to the Obligor either under Section 3.02 of the Employment Agreement (in the case of the Obligor's death or disability) or Section 3.03 of the Employment Agreement (in the case of the termination of the Obligor's employment without Cause). The Converted Amount shall bear interest hereunder at the Stated Rate and such interest shall be payable with each Converted Amount Installment.

          2.   Events of Default. Upon the occurrence of any of the following
               -----------------
events ("Events of Default"):

                    (a) Failure to pay any principal of this Note, including any prepayments required hereunder, when due;

                    (b) Failure to pay any interest installment due under this Note which shall remain unremedied for ten days following the date when such installment was originally due hereunder;

                    (c) Failure to pay any Converted Amount Installment when due;

                    (d) An event of default under any other note evidencing indebtedness of the Obligor to the Company or its subsidiaries;

                    (e) Failure of the obligor to perform his obligations under the Employment Agreement; or

                    (f) The filing of a voluntary or involuntary petition for an order of relief under the Bankruptcy Code by or against the Obligor, or any filing for relief under any statue or federal insolvency statute by or against the Obligor;


then, and in any such event, the holder of this Note may declare, by notice of default given to the Obligor, the entire unpaid Aggregate Principal Amount of the Note, all
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Converted Amount Installments, if any, and all accrued and unpaid interest thereon to be forthwith due and payable whereupon the entire Aggregate Principal Amount of this Note outstanding, all Converted Amount Installments, if any, and any accrued and unpaid interest hereunder shall become due and payable without presentment, demand, protest, notice of dishonor or other demands and notices of any kind, all of which are hereby expressly waived. Upon the occurrence of an Event of Default, the accrued and unpaid interest hereunder shall thereafter bear the same rate of interest as on the Principal Amount hereunder, but in no event shall such interest be charged which would violate any applicable usury law. If an Event of Default shall occur hereunder, the obligor shall, subject to
Section 3 hereof, pay costs of collection, including reasonable attorneys' fees,,incurred by the holder in the enforcement hereof.

          No delay or failure by the holder of this Note in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the holder hereof of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

          3.   Miscellaneous.
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               (a) The provisions of this Note shall be governed by and
     construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules thereof.

               (b) Notwithstanding the terms set forth above, in no event shall the interest rate on this Note exceed the maximum interest rate permitted by law.

               (c) All notices and other communications (other than the Interest Notice) hereunder shall be in writing and will be deemed to have been duly given if delivered or mailed in accordance with the Employment Agreement.

               IN WITNESS WHEREOF, this Note has been duly executed and delivered by the Obligor on the date first above written.


                                               /s/ James A. Toopes, Jr.
                                               ------------------------

                                               Address:  264 Highland Avenue
                                                         Ridgewood, NJ  07450